SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 12, 2002



Commission     Registrant; State of Incorporation;          I.R.S. Employer
File Number     Address; and Telephone Number              Identification No.
-----------     -----------------------------              ------------------

333-21011       FIRSTENERGY CORP.                              34-1843785
                (An Ohio Corporation)
                76 South Main Street
                Akron, Ohio  44308
                Telephone (800)736-3402


1-2323          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY    34-0150020
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3583          THE TOLEDO EDISON COMPANY                      34-4375005
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402




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Item 5.  Other Events

         The Davis-Besse Nuclear Power Station, which is operated by
FirstEnergy Nuclear Operating Company (FENOC), began its scheduled refueling outage on February 16, 2002. The plant was originally scheduled to return to service by the end of March. During the refueling outage, visual and ultrasonic testing was conducted on all 69 of the Control Rod Drive Mechanism penetration nozzles. This testing was performed to check for the kind of circular or circumferential cracking in these nozzles that has been found at some other plants similar in design and vintage to Davis-Besse. Based on the inspection and test results, five nozzles will be repaired during the refueling outage.

         As repair work began on one of the nozzles, FENOC found a small area of corrosion in the reactor vessel head near the penetration hole, apparently created by boric acid deposits. The corrosion will have to be repaired and is expected to extend the planned refueling outage. On March 12, 2002, the Nuclear Regulatory Commission sent a team of engineers and metallurgists to inspect corrosion on the reactor head of the Davis-Besse Nuclear Power Station.

         Although the exact length of the outage has not been determined, FENOC expects the outage to be extended by 60 to 90 days and expects additional nuclear-related operation and maintenance costs of approximately $5-10 million. In addition, the loss of generation output from Davis-Besse during the extended outage period could increase energy costs between $10 million to $15 million per month. As a result, the outage extension and additional repairs could reduce FirstEnergy's after-tax earnings by $0.05 to $0.10 per share in total during the first half of 2002. The Davis-Besse Nuclear Power Station is owned 51.38% by The Cleveland Electric Illuminating Company and 48.62% by The Toledo Edison Company.

Item 7.  Exhibits

Exhibit No.                               Description
-----------                               -----------

    99 Press Release of FirstEnergy Nuclear Operating Company, a subsidiary of FirstEnergy Corp., dated March 13, 2002, announcing it expects the refueling and maintenance outage for the Davis-Besse Nuclear Power Station to be extended by 60 to 90 days.

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                                    SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



March 13, 2002




                                              FIRSTENERGY CORP.
                                              -----------------
                                                 Registrant

                                           THE CLEVELAND ELECTRIC
                                           ----------------------
                                            ILLUMINATING COMPANY
                                            --------------------
                                                 Registrant

                                          THE TOLEDO EDISON COMPANY
                                          -------------------------
                                                 Registrant



                                            /s/  Harvey L. Wagner
                                    -----------------------------------------
                                                 Harvey L. Wagner
                                           Vice President and Controller


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